UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

Amendment No. 1

GENERAL FORM REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

State Bank Financial Corporation

(Exact name of registrant as specified in its charter)

Georgia	27-1744232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

415 East Paces Ferry Road, NE, Suite 200, Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

478-722-6200

(Registrant’s telephone number, including area code)

Securities registered under Section 12(b) of the Exchange Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None.	Not Applicable.

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, $0.01 par value per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerate filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

We are filing this Amendment No. 1 (the “Amendment”) to our registration statement on Form 10, which was originally filed with the Securities Exchange Commission on October 29, 2010.  The purpose of this Amendment is to add Exhibit 16.1, as required by Item 304 of Regulation S-K.

Item 15.  Financial Statement and Exhibits

(b)                   Exhibits.  The following documents are filed as exhibits hereto:

Exhibit No.	Document

2.1

Purchase and Assumption Agreement dated as of July 24, 2009 among the Federal Deposit Insurance Corporation, Receiver of Security Bank of Bibb County, Macon Georgia; Security Bank of Gwinnett County, Suwannee, Georgia; Security Bank of Houston County, Perry, Georgia; Security Bank of Jones County, Gray, Georgia; Security Bank of North Fulton, Alpharetta, Georgia; Security Bank of North Metro, Woodstock, Georgia, State Bank and Trust Company and the Federal Deposit Insurance Corporation acting in its corporate capacity*

2.2

Purchase and Assumption Agreement dated as of December 4, 2009 among the Federal Deposit Insurance Corporation, Receiver of The Buckhead Community Bank, Atlanta, Georgia, State Bank and Trust Company and the Federal Deposit Insurance Corporation acting in its corporate capacity*

2.3

Purchase and Assumption Agreement dated as of December 4, 2009 among the Federal Deposit Insurance Corporation, Receiver of First Security National Bank, Norcross, Georgia, State Bank and Trust Company and the Federal Deposit Insurance Corporation acting in its corporate capacity*

2.4	Plan of Reorganization and Share Exchange dated January 27, 2010*

2.5

Purchase and Assumption Agreement dated as of July 30, 2010 among the Federal Deposit Insurance Corporation, Receiver of NorthWest Bank and Trust, Acworth, Georgia, State Bank and Trust Company and the Federal Deposit Insurance Corporation acting in its corporate capacity*

3.1	Amended and Restated Articles of Incorporation of State Bank Financial Corporation*

3.2	Bylaws of State Bank Financial Corporation*

4.1	See Exhibits 3.1 and 3.2 for provisions in State Bank Financial Corporation’s Articles of Incorporation and Bylaws defining the rights of holders of common stock*

4.2	Form of certificate of common stock*

10.1	Employment Agreement dated July 24, 2009 by and among of Joseph W. Evans and State Bank and Trust Company*

10.2	Employment Agreement dated July 24, 2009 by and among of Kim M. Childers and State Bank and Trust Company*

10.3	Employment Agreement dated July 24, 2009 by and among of J. Daniel Speight and State Bank and Trust Company*

10.4	Employment Agreement dated July 19, 2010 by and among of Stephen W. Doughty and State Bank and Trust Company*

Exhibit No.	Document

10.5	First Amendment to Employment Agreement dated May 11, 2010 by and among Joseph W. Evans and State Bank and Trust Company*

10.6	First Amendment to Employment Agreement dated May 11, 2010 by and among Kim M. Childers and State Bank and Trust Company*

10.7	First Amendment to Employment Agreement dated May 11, 2010 by and among J. Daniel Speight and State Bank and Trust Company*

10.8	Stock Purchase Agreement dated July 14, 2009*

10.9

Form of Warrant Agreement (Pursuant to Instruction 2 of Item 601, one form of Warrant Agreement has been filed which has been executed by each of the following executive officers and the following director:  Kim M. Childers, Stephen W. Doughty, Joseph W. Evans, J. Daniel Speight and John Thomas Wiley, Jr.)*

10.10	Form of Purchase Agreement (Pursuant to Instruction 2 of Item 601, one form of Purchase Agreement has been filed which has been executed by Kim M. Childers, Joseph W. Evans and J. Daniel Speight)*

10.11	Form of Purchase Agreement (Pursuant to Instruction 2 of Item 601, one form of Purchase Agreement has been filed which has been executed by Stephen W. Doughty and John Thomas Wiley, Jr.)*

16.1	Letter from Nichols, Cauley & Associates, LLC dated November 1, 2010

21.1	Subsidiaries of State Bank Financial Corporation*

* Previously filed on October 29, 2010

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Date: November 5, 2010	By:	/s/ J. Daniel Speight
J. Daniel Speight
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

2.1

Purchase and Assumption Agreement dated as of July 24, 2009 among the Federal Deposit Insurance Corporation, Receiver of Security Bank of Bibb County, Macon Georgia; Security Bank of Gwinnett County, Suwannee, Georgia; Security Bank of Houston County, Perry, Georgia; Security Bank of Jones County, Gray, Georgia; Security Bank of North Fulton, Alpharetta, Georgia; Security Bank of North Metro, Woodstock, Georgia, State Bank and Trust Company and the Federal Deposit Insurance Corporation acting in its corporate capacity*

2.2

Purchase and Assumption Agreement dated as of December 4, 2009 among the Federal Deposit Insurance Corporation, Receiver of The Buckhead Community Bank, Atlanta, Georgia, State Bank and Trust Company and the Federal Deposit Insurance Corporation acting in its corporate capacity*

2.3

Purchase and Assumption Agreement dated as of December 4, 2009 among the Federal Deposit Insurance Corporation, Receiver of First Security National Bank, Norcross, Georgia, State Bank and Trust Company and the Federal Deposit Insurance Corporation acting in its corporate capacity*

2.4	Plan of Reorganization and Share Exchange dated January 27, 2010*

2.5

Purchase and Assumption Agreement dated as of July 30, 2010 among the Federal Deposit Insurance Corporation, Receiver of NorthWest Bank and Trust, Acworth, Georgia, State Bank and Trust Company and the Federal Deposit Insurance Corporation acting in its corporate capacity*

3.1	Amended and Restated Articles of Incorporation of State Bank Financial Corporation*

3.2	Bylaws of State Bank Financial Corporation*

4.1	See Exhibits 3.1 and 3.2 for provisions in State Bank Financial Corporation’s Articles of Incorporation and Bylaws defining the rights of holders of common stock*

4.2	Form of certificate of common stock*

10.1	Employment Agreement dated July 24, 2009 by and among of Joseph W. Evans and State Bank and Trust Company*

10.2	Employment Agreement dated July 24, 2009 by and among of Kim M. Childers and State Bank and Trust Company*

10.3	Employment Agreement dated July 24, 2009 by and among of J. Daniel Speight and State Bank and Trust Company*

10.4	Employment Agreement dated July 19, 2010 by and among of Stephen W. Doughty and State Bank and Trust Company*

10.5	First Amendment to Employment Agreement dated May 11, 2010 by and among Joseph W. Evans and State Bank and Trust Company*

10.6	First Amendment to Employment Agreement dated May 11, 2010 by and among Kim M. Childers and State Bank and Trust Company*

EXHIBIT INDEX

Exhibit No.	Document

10.7	First Amendment to Employment Agreement dated May 11, 2010 by and among J. Daniel Speight and State Bank and Trust Company*

10.8	Stock Purchase Agreement dated July 14, 2009*

10.9

Form of Warrant Agreement (Pursuant to Instruction 2 of Item 601, one form of Warrant Agreement has been filed which has been executed by each of the following executive officers and the following director: Kim M. Childers, Stephen W. Doughty, Joseph W. Evans, J. Daniel Speight and John Thomas Wiley, Jr.)*

10.10	Form of Purchase Agreement (Pursuant to Instruction 2 of Item 601, one form of Purchase Agreement has been filed which has been executed by Kim M. Childers, Joseph W. Evans, and J. Daniel Speight)*

10.11	Form of Purchase Agreement (Pursuant to Instruction 2 of Item 601, one form of Purchase Agreement has been filed which has been executed by Stephen W. Doughty and John Thomas Wiley, Jr.)*

16.1	Letter from Nichols, Cauley & Associates, LLC dated November 1, 2010

21.1	Subsidiaries of State Bank Financial Corporation*

* Previously filed on October 29, 2010